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                                                        EXHIBIT 99



                   STEPHEN BLUM - INVESTOR RELATIONS
                   (480) 754-5040

                   TOM HERRMANN - CORPORATE COMMUNICATIONS
                   (480) 754-2202

              THE DIAL CORPORATION'S CEO AND CFO TO PRESENT AT THE
                    MERRILL LYNCH 15TH ANNUAL GLOBAL BRANDED
                          CONSUMER PRODUCTS CONFERENCE

SCOTTSDALE, ARIZ. - MARCH 12, 2002 - The Dial Corporation's (NYSE: DL) Chairman, President and CEO, Herbert M. Baum, and Executive Vice President and CFO, Conrad A. Conrad, will present to investors at the Merrill Lynch 15th Annual Global Branded Consumer Products Conference on Tuesday, March 19, 2002, in New York. Mr. Baum and Mr. Conrad will speak at 1:45 p.m. EST.

     A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com. A replay of the web cast will be available through the same link through March 26, 2001.

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armor Star canned meats. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at http://www.dialcorp.com.
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